Exhibit 10.9

SECURED PROMISSORY NOTE

$447,600.00	March 21, 2002

     FOR VALUE RECEIVED, the undersigned, Mitchell J. Kelly, residing at 730 Fifth Avenue, New York, New York 10019 (the “Director”) hereby promises to pay to Novavax, Inc., a Delaware corporation with an address 8320 Guilford Road, Columbia, Maryland 21046 (hereinafter with any subsequent holder called the “Holder”) the principal sum of FOUR HUNDRED AND FORTY SEVEN THOUSAND SIX HUNDRED DOLLARS ($447,600.00), in lawful money of the United States of America or by delivery to the Holder of shares of Common Stock of Novavax, Inc. or in any combination of the foregoing, with interest from the date hereof on the whole amount of such principal sum remaining from time to time unpaid at the rate per annum of five and seven one-hundredths percent (5.07%), payable upon the earlier to occur of the following: (i) payable in full upon the date on which the Director ceases for any reason to be a director of Novavax, Inc., (ii) payable in part, to the extent of net proceeds, upon the date on which the Director sells all or any portion of the Pledged Shares (as defined below) or (iii) payable in full on March 21, 2007. Interest shall accrue and be payable whenever any payment of principal is due hereunder. Interest shall be computed on the basis of a 365 or 366-day year, as applicable, and shall be paid for the actual number of days on which principal is outstanding. Whenever shares of Novavax, Inc. Common Stock are delivered in payment of all or any portion of the principal or interest due hereunder, such shares shall be valued at the closing price of the Novavax Inc. Common Stock on the principal market for such stock on the date of payment.

     This Note is secured by the pledge of 95,000 shares of common stock of Novavax, Inc. (the “Pledged Shares”) pursuant to a Pledge Agreement of even date herewith.

     The Director may prepay the principal amount outstanding under this Note, in whole or in part, at any time without premium or penalty. Any partial prepayment shall be applied first against all accrued interest through the date of the prepayment and second against the principal amount outstanding.

     All payments of principal and interest on this Note shall be payable to the Holder at the above address, or at such other place in the United States of America as the Holder may from time to time designate in writing at least ten days before such payment is due.

     The entire unpaid balance of principal of, and all accrued unpaid interest on, this Note shall, at the option of the Holder, become forthwith due and payable without notice or demand upon the happening of any of the following events of default: (a) default in payment as required hereunder and such default continues for 15 days after written notice that such payment is past due; or (b) appointment of a receiver of any property, common law assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings, or the filing of any proceedings under any bankruptcy or other law relating to the relief of debtors (and, if such action or proceeding is involuntary on the part of the Director, such action or proceeding is not dismissed within 60 days), of, by or against the Director.

     No delay or omission by the Holder in exercising or enforcing any of its powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that or any other occasion, and no single or partial exercise of any right hereunder shall preclude other or future exercise thereof. No waiver of any right or remedy hereunder on any occasion shall be construed as a bar or waiver of any such right or remedy on any future occasion, nor as a continuing waiver. The Director agrees that no variance, extension or renewal of this Note shall affect the absolute and unconditional liability of the Director hereunder.

     The Director hereby waives presentment, demand, notice of protest, suretyship defenses, and all other demands and notices in connection with the delivery, acceptance, performance, default and/or enforcement of this Note or of any rights hereunder. The Director will pay to the Holder on demand all reasonable costs and expenses, including attorneys’ fees, relating to the collection and/or enforcement of this Note or of any rights hereunder.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

     IN WITNESS WHEREOF, the Director has caused this Note to be executed as a sealed instrument, all as of the day, month, and year first written above.

Witness	Mitchell J. Kelly